Affidavit

I, Tam Anthony Hing Wah (Canada Passport Number BA 113848), as Director of Mongolia Energy Limited (Registration Number 1405248) ("MEL"), a company incorporated under laws of British Virgin Island, with it's a registered office at Unit C & B, 8TH Floor, Sincere Insurance Building, 4 Hennessey Road, Hong Kong does hereby attest as being true and accurate that:

1. MEL did not call or hold a shareholder meeting such as to sell twenty percent (20%) of the shares it holds in Tooroibandi LLC (Company Registration Number 9019028044/2743191), a limited liability company registered under the laws of Mongolia, located at Bayangol 5, khoroo 10, khoroolo 48a04, Ulaanbaatar, Mongolia.
2. MEL did not issue a shareholder's resolution, or execute a founder's agreement and a new Tooroibandi Charter dated on or around June 5, 2008.
3. MEL did not authorize Mr. Lin Dong Hong (China Passport G17753676) to fraudulently use a power-of-attorney issued to him on September 10, 2007 to transfer the assets of the MEL.
4. Should MEL have wished to give Mr. Lin Dong Hong the authority to transfer its assets (shares it owns in Tooroibandi) it would have given him a power of attorney signed both by the MEL's director and accountant.
5. MEL has terminated the employment of Mr. Lin Dong Hong as the Executive Director, and authorized for Attorney D. Enkhtur of the law firm of Lehman, Lee & Xu to turn over evidence of Mr. Lin Dong Hong's fraud the Ulaanbaatar Prosecutor's Office.

Tam Anthony Hing Wah

Dated: August 14, 2008

Notary Acknowledgment:

I attest that this document was signed in my presence.

200.8 он 08 сар 13 өдөр Бүртгэлийн №238
УБ аймаг, хот БГД сум,
...ийн нотариатч ... би
...дын үйлдлийг гэрчлэв.
...тэмдэгтийн хураамж 1500 төгрөг хураав.
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